UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2010

THE BON-TON STORES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 E. Market Street, York, Pennsylvania	17402
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 717-757-7660

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 15, 2010, The Bon-Ton Stores, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) at which two proposals were presented to the Company’s shareholders for consideration. The two matters presented were: (1) the election of eight directors to hold office until the 2011 Annual Meeting of Shareholders and until their respective successors have been elected, and (2) a proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending January 29, 2011. These proposals were described in detail in the Company’s definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on May 4, 2010.

(1)	Election of Directors: The eight nominees for election to the Board of Directors were elected by the shareholders by the following vote:

		Authority	Broker
Director Nominee	For	Withheld	Non-Vote
Lucinda M. Baier	38,347,206	167,122	3,127,486
Byron L. Bergren	38,328,303	186,025	3,127,486
Philip M. Browne	38,354,904	159,424	3,127,486
Shirley A. Dawe	38,333,900	180,428	3,127,486
Marsha M. Everton	37,737,612	776,716	3,127,486
Michael L. Gleim	36,481,611	2,032,717	3,127,486
Tim Grumbacher	38,357,372	156,956	3,127,486
Todd C. McCarty	38,356,561	157,767	3,127,486

(2)	Ratification of Appointment of Independent Registered Public Accounting Firm: The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm was approved by the shareholders by the following vote:

For	Against	Abstain
41,493,162	124,673	23,979

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.

By: /s/ Keith E. Plowman
Keith E. Plowman
Executive Vice President, Chief Financial
Officer and Principal Accounting Officer

Dated: June 16, 2010